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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)           APRIL 28, 2000
                                                 ------------------------------



                            TERREMARK WORLDWIDE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

          0-22520                                       84-0873124
  ------------------------                   ---------------------------------
  (Commission File Number)                   (IRS Employer Identification No.)





                              599 LEXINGTON AVENUE
                      44TH FLOOR NEW YORK, NEW YORK 10022
            ---------------------------------------------------------
          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code           (212) 319-9160
                                                   ---------------------------


                                   AMTEC, INC.
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 1.           CHANGE IN CONTROL.

         On April 28, 2000, at a special meeting, the stockholders of AmTec, Inc., a Delaware corporation ("AmTec"), approved and adopted the agreement and plan of merger, dated as of November 24, 1999, as amended (the "Merger Agreement"), by and between AmTec and Terremark Holdings, Inc., a Florida corporation ("Terremark"). Pursuant to the Merger Agreement, Terremark merged with and into AmTec, with AmTec as the surviving corporation, and its name has been changed to Terremark Worldwide, Inc. ("Terremark Worldwide"). Each existing share of AmTec's common stock outstanding prior to the merger now represents one share of common stock in the combined company. The holders of Terremark common stock were issued in the aggregate 78,539,832 shares.

         At the special meeting, the AmTec stockholders also approved the stock purchase agreement, dated as of November 24, 1999, as amended (the "Stock Purchase Agreement"), by and between AmTec and Vistagreen Holdings (Bahamas), Ltd., a Bahamian international business company ("Vistagreen"). Pursuant to the Stock Purchase Agreement, AmTec sold to Vistagreen, Paradise Stream (Bahamas) Limited, a Bahamian international business company, and Moraine Investments, Inc., a British Virgin Islands company (collectively, the "Vistagreen Group"), in the aggregate, 68,722,349 shares of its common stock.

         After the merger and the stock purchase closed, the existing AmTec stockholders, the Terremark shareholders and Vistagreen, respectively, hold 25%, 40% and 35% shares of AmTec's common stock on a fully diluted basis.

         In connection with the merger, the Vistagreen Group and all of the Terremark shareholders entered into a shareholders agreement, dated May 12, 2000, which, among other things, provides that (i) the Terremark shareholders agree to nominate or cause to be nominated and to vote all of their shares to elect two Vistagreen Group nominees to the board of directors of Terremark Worldwide; (ii) the Vistagreen Group agrees to nominate or cause to be nominated and to vote all of their shares to elect to the board all of the individuals who are nominated for directorships by the Terremark Worldwide, Inc. board of directors; and (iii) the Terremark shareholders agree to cause the non-Vistagreen designated directors to elect a Vistagreen designated director to the Executive Committee of the board.

         In addition, on April 21, 2000, various Terremark shareholders entered into a Shareholders Agreement agreeing to vote all shares of Terremark Worldwide held by them as directed by Manuel D. Medina.

         The foregoing summary of the merger, stock purchase and shareholders agreements is qualified in its entirety by reference to the text of the Merger Agreement, the Stock Purchase Agreement, the Vistagreen Shareholders Agreement, the Terremark Shareholders Agreement and Terremark Worldwide's press release dated May 1, 2000, which are attached hereto as Exhibits 2.1, 2.2, 9.1, 9.2 and 99.1, respectively, and are incorporated herein by reference.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  The financial statements required by Rule 3-05(b) of Regulation S-X are included as Exhibit 99.2 hereto.

         (b)      Pro Forma Financial Information.

                  The pro forma financial information required by Article 11 of Regulation S-X are included as Exhibit 99.3 hereto.

         (c)      Exhibits

      EXHIBIT
      NUMBER                                                   DESCRIPTION
      --------                                                 -----------
        2.1          Agreement and Plan of Merger, dated as of November 24, 1999, as amended, by and among AmTec and Terremark.

        2.2          Stock Purchase Agreement, dated as of November 24, 1999, as amended, by and between Vistagreen and AmTec.

        9.1          Shareholders Agreement, dated as of May 12, 2000, by and among Vistagreen
                     Holdings (Bahamas), Ltd., Moraine Investments, Inc., Paradise Stream (Bahamas) Limited,
                     Brian Goodkind, Michael L. Katz, William Biondi, Edward P. Jacobsen, Irving J. Padron, Jr.,
                     Aviva Budd, Grapevine, Ltd., Manuel Medina and William Burmayo.

        9.2          Shareholders Agreement, dated as of April 21, 2000, by and among Manuel D.
                     Medina, Grapevine, Ltd., William Burmayo, Brian Goodkind, Michael Katz, William
                     Biondi, Edward Jacobsen, Irving Padron, Jr. and Aviva Budd.

       99.1          Press Release of Terremark Worldwide, Inc., dated May 1, 2000.

       99.2          Financial Statements of AmTec and Terremark, as of December 31, 1999.

       99.3          Pro Forma Financial Information of AmTec and Terremark, as of December 31, 1999.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TERREMARK WORLDWIDE, INC.

Dated:  May 15, 2000                By:/s/ MANUEL D. MEDINA
                                       ---------------------------------------
                                    Name: Manuel D. Medina
                                    Its: Chairman and Chief Executive Officer



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